Exhibit 10.1

FORBEARANCE AND SECOND AMENDMENT TO

VENTURE LOAN AND SECURITY AGREEMENT

AND TWELFTH EXTENSION OF STANDSTILL AGREEMENT

This FORBEARANCE AND SECOND AMENDMENT TO VENTURE LOAN AND SECURITY AGREEMENT AND TWELFTH EXTENSION OF STANDSTILL AGREEMENT (this “Agreement”), dated as of October 26, 2023, is entered into by and among Evelo Biosciences, Inc., a Delaware corporation (“Borrower”), Horizon Credit II LLC, a Delaware limited liability company (“HCII”), as an assignee of Horizon Technology Finance Corporation, a Delaware corporation (“Horizon”), Horizon Funding I, LLC, a Delaware limited liability company (“HFI”), as an assignee of Horizon, Horizon as a Lender (in such role collectively with HCII and HFI, “Lenders”) and Horizon as Collateral Agent (“Collateral Agent”).

RECITALS

A. Borrower, Lenders and Collateral Agent are parties to a certain Venture Loan and Security Agreement, dated as of December 15, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which, among other things, (a) Horizon made (i) a loan to Borrower in the original principal amount of Ten Million Dollars ($10,000,000), which loan is evidenced by a certain Amended and Restated Secured Promissory Note (Loan A) in the revised principal amount of Seven Million Seven Hundred Seventy-Seven Thousand Seven Hundred Seventy Seven Dollars and Seventy-Eight Cents ($7,777,777.78), dated as of July 7, 2023, issued by Borrower in favor of Horizon (the “Loan A Note”), (ii) a loan to Borrower in the original principal amount of Fifteen Million Dollars ($15,000,000), which loan is evidenced by a certain Amended and Restated Secured Promissory Note (Loan B) in the revised principal amount of Eleven Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($11,666,666.66), dated as of July 7, 2023, issued by Borrower in favor of Horizon (the “Loan B Note”), (iii) a loan to Borrower in the original principal amount of Six Million Dollars ($6,000,000), which loan is evidenced by a certain Amended and Restated Secured Promissory Note (Loan C) in the revised principal amount of Four Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($4,666,666.66), dated as of July 7, 2023, issued by Borrower in favor of Horizon (the “Loan C Note”), (iv) a loan to Borrower in the original principal amount of Six Million Dollars ($6,000,000), which loan is evidenced by a certain Amended and Restated Secured Promissory Note (Loan D) in the revised principal amount of Four Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($4,666,666.66), dated as of July 7, 2023, issued by Borrower in favor of Horizon (the “Loan D Note”), (v) a loan to Borrower in the original principal amount of Four Million Dollars ($4,000,000), which loan is evidenced by a certain Amended and Restated Secured Promissory Note (Loan E) in the revised principal amount of Three Million One Hundred Eleven Thousand One Hundred Eleven Dollars and Twelve Cents ($3,111,111.12), dated as of July 7, 2023, issued by Borrower in favor of Horizon (the “Loan E Note”) and (vi) a loan to Borrower in the original principal amount of Four Million Dollars ($4,000,000), which loan is evidenced by a certain Amended and Restated Secured Promissory Note (Loan F) in the revised principal amount of Three Million One Hundred Eleven Thousand One Hundred Eleven Dollars and Twelve Cents ($3,111,111.12), dated as of July 7, 2023, issued by Borrower in favor of Horizon (the “Loan F Note” and collectively with the Loan A Note, the Loan B Note, the Loan C Note, the Loan D Note, and the Loan E Note, the “Notes”), and (b)

Borrower granted a security interest to the Collateral Agent and Lenders in substantially all assets of Borrower, except with respect to Borrower’s Intellectual Property (as defined in the Loan Agreement). Immediately prior to giving effect to this Agreement and the prepayments required as a condition precedent herein, the outstanding principal amount of the Loans was $35,000,000. After giving effect to this Agreement, the outstanding principal amount of the Loans is $24,000,000.

B. Horizon, on December 15, 2022, assigned all of its right, title and interest in and to the Loan A Note to HCII.

C. Horizon, on December 15, 2022, assigned all of its right, title and interest in and to the Loan B Note to Horizon Secured Loan Fund I LLC, who in turn assigned all of its right, title and interest in and to the Loan B Note to HFI.

D. Borrower and Lenders believe that it is possible that Events of Default have occurred under the Loan Agreement pursuant to: (a) Section 6.12 of the Loan Agreement as a result of Borrower’s failure to, at all times, have ongoing, either (i) not less than one (1) active Phase III Clinical Trial or (ii) not less than two (2) active Phase I Clinical Trials and/or Phase II Clinical Trials and (b) Section 8.4 of the Loan Agreement as a result of the occurrence of a material adverse change in (a) the financial condition, business, operations, Properties of Borrower, (b) the ability of Borrower to perform its Obligations under the Loan Documents or (c) the Collateral or Collateral Agent’s or Lender’s security interest in the Collateral (the defaults listed in clauses (a) and (b), collectively, the “Potential Defaults”).

E. On May 10, 2023, Borrower, Collateral Agent and Lenders entered into that certain Standstill Agreement (as amended on by that certain First Extension of Standstill Agreement dated as of May 14, 2023, that certain Second Extension of Standstill Agreement dated as of May 21, 2023, that certain Third Extension of Standstill Agreement dated as of May 30, 2023, that certain Fourth Extension of Standstill Agreement dated as of June 12, 2023, that certain Fifth Extension of Standstill Agreement dated as of June 14, 2023, that certain Sixth Extension of Standstill Agreement dated as of June 16, 2023, that certain Seventh Extension of Standstill Agreement dated as of June 21, 2023, that certain Eighth Extension of Standstill Agreement dated as of June 22, 2023, that certain Ninth Extension of Standstill Agreement dated as of June 23, 2023, that certain Tenth Extension of Standstill Agreement dated as of June 30, 2023, and that certain Waiver and Amendment to Venture Loan and Security Agreement and Eleventh Extension of Standstill Agreement (the “Prior Amendment”) dated as of July 7, 2023, the “Standstill Agreement”) pursuant to which, among other things, Collateral Agent and Lenders agreed to forbear from exercising any “Rights and Remedies” under the Loan Agreement or any other remedies otherwise available to the Secured Parties with respect to the Potential Defaults during the period commencing on May 10, 2023 and expiring on the earliest to occur of (i) the occurrence of an Event of Default (other than the Potential Defaults) under the Loan Agreement or (ii) if Borrower achieves the Primary Endpoint (as defined in the Prior Amendment), then the earliest to occur of (A) Borrower’s payment to Lenders of the Additional Required Loan Paydown Amount (as defined in the Prior Amendment), (B) sixty (60) days after the Public Trial Release Date (as defined in the Prior Amendment), and (C) December 31, 2023, or (iii) if Borrower fails to achieve the Primary Endpoint, ten (10) days after the Public Trial Release Date (the “Standstill Period”), on the terms and conditions set forth therein.

F. Borrower has requested that Lenders and Collateral Agent agree to further extend the Standstill Period for a period to permit Borrower to explore strategic alternatives. Lenders and Collateral Agent are willing to extend the Standstill Period, but only to the extent, and in accordance with, the terms, and subject to the conditions, set forth herein.

G. Additionally, Borrower has requested that Lenders amend the Loan Agreement to, among other things, (i) amend certain payment provisions set forth in the Loan Agreement and (ii) amend certain covenants set forth in the Loan Agreement. Lenders are willing to grant such requests, but only to the extent, and in accordance with, the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2. Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lenders, (ii) the Obligations to Lenders under the Loan Agreement are secured by validly perfected security interests in the Collateral, and (iii) Borrower does not have any cause of action, claim, defense or set-off against any Lender in any way regarding or relating to the Loan Agreement or Lenders’ actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lenders are released from any claims of Borrower. Borrower represents and warrants that, other than the Potential Defaults (to the extent such Potential Defaults are deemed to be Events of Default), no Default or Event of Default has occurred under the Loan Agreement.

3. Extension of Standstill Period for Forbearance Period. Subject to the satisfaction of the conditions precedent set forth herein, Lenders and Collateral Agent hereby agree to further extend the Standstill Period with respect to the Potential Defaults until December 15, 2023 (such period of time extending the Standstill Period, the “Forbearance Period”). At the end of the Forbearance Period, all agreements hereunder to forbear shall terminate automatically and without further notice or action, and be of no force and effect, and the effect of such termination shall be to permit each Secured Party to immediately exercise any and all rights and remedies available to it under the Loan Agreement or any other Loan Document.

4.	Paydown of a Portion of the Loans.

(a)

Borrower and Lenders hereby agree that as a condition of effectiveness of this Agreement, Borrower shall pay to Lenders a cash payment in the amount of Eleven Million Dollars ($11,000,000) in partial repayment of a portion of the outstanding principal of the Loans. Borrower and Lenders hereby agree that after giving effect to the principal paydown set forth in this Section 4(a), (i) the principal balance of Loan A shall be Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 32/100 Dollars ($5,333,333.32), (ii) the principal balance of Loan B shall be Eight Million Dollars ($8,000,000.00), (iii) the principal balance of Loan C shall be Three Million Two Hundred Thousand Dollars ($3,200,000.00), (iv) the principal balance of Loan D shall be Three Million Two Hundred Thousand Dollars ($3,200,000.00), (v) the principal balance of Loan E shall be Two Million One Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 34/100 Dollars ($2,133,333.34), and (vi) the principal balance of Loan F shall be Two Million One Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 34/100 Dollars ($2,133,333.34).

5.	Amendments to Loan Agreement.

(a)

Borrower and Lenders hereby agree that each of the following definitions is deleted in its entirety from Section 1.1 of the Loan Agreement: “Additional Required Loan Paydown Amount”, “Additional Required Loan Conversion Amount”, “EDP Trial”, “Future Equity Investments”, “Future Equity Investment Loan Paydown”, “Future Equity Investment Conversion”, “Primary Endpoint”, “Public Trial Release Date” and “Tranche 1 Equity Financing Round”.

(b)	Borrower and Lenders hereby agree that the following definition shall be inserted into Section 1.1 of the Loan Agreement in its proper alphabetical order:

“Second Amendment” means that certain Second Amendment to Venture Loan and Security Agreement and Twelfth Extension of Standstill Agreement, dated as of October 26, 2023, by and among Borrower, Lenders and Collateral Agent.

(c)	Borrower and Lenders hereby agree that Section 2.2(g) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(g) Final Payment.

(i)

Loan A Final Payment. Borrower shall pay to Lender a payment in the amount set forth in the Note applicable to Loan A (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default that has occurred, has not been waived or cured in accordance with the terms of this Agreement and demand by Lender of payment in full of Loan A or (C) the Maturity Date, as applicable.

(ii)

Loan B Final Payment. Borrower shall pay to Lender a payment in the amount set forth in the Note applicable to Loan B (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an Event of Default that has occurred, has not been waived or cured in accordance with the terms of this Agreement and demand by Lender of payment in full of Loan B or (C) the Maturity Date, as applicable.

(iii)

Loan C Final Payment. Borrower shall pay to Lender a payment in the amount set forth in the Note applicable to Loan C (the “Loan C Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan C, (B) an Event of Default that has occurred, has not been waived or cured in accordance with the terms of this Agreement and demand by Lender of payment in full of Loan C or (C) the Maturity Date, as applicable.

(iv)

Loan D Final Payment. Borrower shall pay to Lender a payment in the amount set forth in the Note applicable to Loan D (the “Loan D Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan D, (B) an Event of Default that has occurred, has not been waived or cured in accordance with the terms of this Agreement and demand by Lender of payment in full of Loan D or (C) the Maturity Date, as applicable.

(v)

Loan E Final Payment. Borrower shall pay to Lender a payment in the amount set forth in the Note applicable to Loan E (the “Loan E Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan E, (B) an Event of Default that has occurred, has not been waived or cured in accordance with the terms of this Agreement and demand by Lender of payment in full of Loan E or (C) the Maturity Date, as applicable.

(vi)

Loan F Final Payment. Borrower shall pay to Lender a payment in the amount set forth in the Note applicable to Loan F (the “Loan F Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan F, (B) an Event of Default that has occurred, has not been waived or cured in accordance with the terms of this Agreement and demand by Lender of payment in full of Loan F or (C) the Maturity, as applicable.”

(d)	Borrower and Lenders hereby agree that Section 2.3(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

(a)	Mandatory Prepayments.

i.

Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default that is not waived by Lenders pursuant to Section 9.1(a) hereof, then Borrower, in addition to any other amounts which may be due and owing hereunder, shall promptly pay to Lender the amount set forth in Section 2.3(b) below, as if Borrower had opted to prepay on the date of such acceleration.

ii.

Upon Receipt of Proceeds. If Borrower receives any net cash proceeds (after deduction of transaction costs) from (i) the sale of Borrower’s Equity Securities, (ii) the licensing or sub-licensing of any assets of owned by Borrower and/or (iii) the sale of any assets owned by Borrower (“Net Proceeds”), then Borrower shall promptly pay to Lender, as a reduction of the outstanding principal amount of and interest on each of the Loans, an amount equal to seventy percent (70%) of the value of such Net Proceeds.

(e)	Borrower and Lenders hereby agree that Section 2.3(b) of the Loan Agreement is deleted in its entirety and replaced with the following:

“Optional Prepayment. Upon five (5) Business Days’ prior written notice to Lender, Borrower may, at its option, at any time, prepay all or any portion of the outstanding Loans by simultaneously paying to Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of the Loans; plus (ii) an amount equal to the then outstanding principal balance of such Loan, if any; plus (iii) a portion of the outstanding principal balance of such Loan Borrower desires to repay; plus (iv) all other sums, if any, that shall have become due and payable hereunder.”

(f)	Borrower and Lenders hereby agree that the penultimate sentence of Section 4.3 of the Loan Agreement is deleted in its entirety.

(g)	Borrower and Lenders hereby agree that Section 6.12 of the Loan Agreement is deleted in its entirety and replaced with the following:

“[Reserved].”

(h)	Borrower and Lenders hereby agree that Section 6.14 of the Loan Agreement is deleted in its entirety and replaced with the following:

“[Reserved].”

(i)	Borrower and Lenders hereby agree that Section 6.15 of the Loan Agreement is deleted in its entirety and replaced with the following:

“[Reserved].”

6. Amended and Restated Notes. The Notes are each amended and restated as attached hereto as Exhibit A (the “Second Amended and Restated Notes”).

7. Conditions to Effectiveness. Lenders’ consent and agreement herein is expressly conditioned on the following:

(a) Borrower, Lenders and Collateral Agent executing a copy of this Agreement;

(b) Borrower tendering to Lenders a prepayment of the Loans in a total amount equal to Eleven Million Dollars ($11,000,000). All cash held in the Blocked Account (as defined in that certain Consent and Lien Release, dated as of August 3, 2023, delivered by Borrower to Collateral Agent, shall applied towards such prepayment;

(c) Each of the representations and warranties of Borrower made in this Agreement shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d) Borrower executing and delivering to each Lender its respective Second Amended and Restated Note, in form and substance acceptable to Collateral Agent in its reasonable discretion; and

(e) Borrower’s payment to Horizon of its legal fees incurred in connection with this Agreement, in the amount of Two Thousand Five Hundred Dollars ($2,500).

8.  Representations and Warranties.

(a) Except as set forth on Schedule 1 hereto, at and as of the date of this Agreement and both prior to and after giving effect to this Agreement, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b) Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.

9. Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lenders, nor constitute a waiver of any provision of the Loan Agreement other than the Potential Defaults, to the extent set forth in Section 3 above. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document, (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

10. Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

12. Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

13. Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower, Lenders and Collateral Agent have caused this Agreement to be executed as of the day and year first above written.

BORROWER:
EVELO BIOSCIENCES, INC.

By:	/s/ Marella Thorell
Name:	Marella Thorell
Title:	Chief Financial Officer

COLLATERAL AGENT:
HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Daniel S. Devorsetz
Name:	Daniel S. Devorsetz
Title:	Chief Operating Officer

LENDER:
HORIZON FUNDING I, LLC
By: Horizon Secured Loan Fund I LLC, its sole member

By:	/s/ Daniel S. Devorsetz
Name:	Daniel S. Devorsetz
Title:	Manager

LENDER:
HORIZON CREDIT II LLC

By:	/s/ Daniel S. Devorsetz
Name:	Daniel S. Devorsetz
Title:	Chief Operating Officer

[Signature Page to Forbearance and Second Amendment to LSA – Evelo]

Schedule 1

Representations and Warranties

•

The Potential Defaults as defined in that certain Waiver and Amendment to Venture Loan and Security Agreement and Eleventh Extension of Standstill Agreement, dated as of July 7, 2023, by and among Borrower, the Lenders and Collateral Agent

EXHIBIT A

Second Amended and Restated Notes